Exhibits 24

POWER OF ATTORNEY

FOR SEC REPORTING PURPOSES

The undersigned, hereby makes, constitutes and appoints each of Bo Hu, Lillian Zhang, so long as each is employed at Nam Tai Property Inc., a British Virgin Islands exempted company (the “Company”), and Vincent Lin, Wuxiao Liang, Aden Lake Grey and Rita Leigh Strom, each of O’Melveny & Myers LLP (“O’Melveny”), outside counsel to the Company, so long as each is employed at O’Melveny, with full power of substitution and re-substitution, acting individually, as the undersigned’s true and lawful Attorney-in-Fact and agent (each, an “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place, and stead, to:

(i)
obtain credentials (including codes or passwords) or take such other actions as may be necessary or appropriate to enable the undersigned to submit and file documents, forms and information with the U.S. Securities and Exchange Commission (“SEC”) via the Electronic Data Gathering and Retrieval (“EDGAR”) system, including (A) preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents or information necessary or appropriate to obtain credentials for submitting and filing documents via EDGAR, including legally binding the undersigned for purpose of the Form ID or such other documents; and (B) enrolling the undersigned in EDGAR Next or any successor filing system;
(ii)
for purposes of Form ID, with respect to Vincent Lin only, be named as an account administrator in the undersigned’s Form ID and take action in such capacity for the undersigned’s EDGAR account, including: (A) appointing, removing and replacing account administrators (each with the capacity to act on the undersigned’s behalf to manage the undersigned’s EDGAR account, including the capacity to take all of the actions set forth in (A)-(F) of this paragraph (ii)); (B) appointing, removing and replacing technical administrators, account users, and delegated entities; (C) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (D) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (E) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (F) taking any other actions contemplated by Rule 10 of Regulation S-T;
(iii)
prepare and execute for and on behalf of the undersigned any and all forms, schedules or other documents (including any amendments thereto) the undersigned is required to file with the SEC under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), including: (A) Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes of Beneficial Ownership of Securities on Form 4, or Annual Statement of Beneficial Ownership of Securities on Form 5; (B) Statement of Ownership on Schedule 13G or Schedule 13D; and (C) Notice of Proposed Sale of Securities on Form 144 (all such forms, schedules and other documents, including those described in clauses (A) through (C) are, collectively, the “SEC Filings”);
(iv)
submit and file the SEC Filings with the SEC via the EDGAR system or cause them to be submitted and filed with the SEC by a person who has been appointed to a role with filing privileges on the undersigned’s EDGAR Next account;
(v)
seek and obtain, as the undersigned’s representative and on the undersigned’s behalf, from any third party, including brokers, employee benefit plan administrators and trustees, information on transactions by the undersigned in the equity securities of the Company, and the undersigned hereby authorizes any such person to release such information to the requesting Attorney-in-Fact; and
(vi)
do and perform any other action of any type whatsoever in connection with the foregoing that, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, and the undersigned hereby ratifies and confirms all that any such Attorney-in-Fact and agent or substitute may do or cause to be done by virtue hereof.

Exhibits 24

The undersigned acknowledges that:

(i)
each Attorney-in-Fact is serving in such capacity at the request of the undersigned;
(ii)
this Power of Attorney authorizes, but does not require, each Attorney-in-Fact to act in their discretion on information provided to such Attorney-in-Fact without independent verification of such information;
(iii)
any documents prepared and/or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such Attorney-in-Fact, in their sole discretion, deems necessary or advisable;
(iv)
none of the Company nor any Attorney-in-Fact assumes (A) any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or the rules and regulations thereunder or Rule 144 under the Securities Act, (B) any liability of the undersigned for any failure to comply with such requirements, or (C) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(v) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations, including reporting requirements under Section 13 or Section 16 of the Exchange Act or the rules and regulations thereunder or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Schedules 13D or 13G or Forms 144 with respect to the undersigned’s holdings of, and transactions in, securities of the Company, unless earlier revoked as to any Attorney-in-Fact by the undersigned in a signed writing delivered to such Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of February, 2026.

/s/ RUIGANG LI
RUIGANG LI